EXHIBIT 10.9

FIRST amendment to LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (“Amendment”) is made as of October 5, 2021, by and among STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, a Florida corporation (“Borrower”), FIRST HORIZON BANK, a Tennessee banking corporation (“Bank”), and STANDARD PREMIUM FINANCE HOLDINGS, INC., a Florida corporation (the “Entity Guarantor”), WILLIAM KOPPELMANN, an individual, MARK KUTNER, an individual, and CARL CHRISTIAN HOECHNER, an individual (each an “Individual Guarantor” and collectively the “Individual Guarantors”, with William Koppelmann and Mark Kutner sometimes referred to herein as the “Existing Individual Guarantors”) (the Entity guarantor and the Individual Guarantors are collectively the “Guarantors”).

Recitals of Fact

Borrower, the Existing Individual Guarantors, Entity Guarantor, and Bank previously entered into a Loan Agreement dated February 3, 2021 (the “Loan Agreement”).

Borrower has requested that Bank agree to increase the maximum principal amount available to be borrowed under the Loan Agreement and modify certain other terms of the Loan Agreement. Bank has agreed to do so, on and subject to the terms and conditions set forth in this Amendment, including, without limitation, the addition of Carl Christian Hoechner as an additional Individual Guarantor.

NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, the parties agree as follows:

AGREEMENTS

1.Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2To induce the Bank to enter into this Amendment, the Borrower and the Guarantors do hereby absolutely and unconditionally, certify, represent, and warrant to the Bank, and covenant and agree with the Bank, that:

(a)all representations and warranties made by the Borrower and/or Guarantors in the Loan Agreement, as amended hereby, and in all other documents evidencing, securing, guaranteeing, or otherwise related to the Loan Agreement (all of which are herein sometimes called the “Loan Documents”), are true, correct, and complete in all material respects as of the date of this Amendment;

(b)as of the date hereof, there are no existing Defaults or Events of Default;

(d)there are no existing offsets, defenses, or counterclaims to the obligations of the Borrower or Guarantors, as set forth in the Loan Agreement or in any other Loan Document;

(e)neither the Borrower nor any of the Guarantors has any existing claim for damages against the Bank arising out of or related to the Loans or any other loans and obligations of the Borrower or any of the Guarantors to the Bank; and, if and to the extent (if any) that the Borrower or any of the Guarantors has any such existing claim, the Borrower and the Guarantors do hereby forever release and discharge, in all respects, the Bank with respect to such claim; and

(f)the Loan Agreement, as amended by this Amendment, and the other Loan Documents, are valid, genuine, enforceable in accordance with their respective terms, and in full force and effect.

3.From and after the date of this Amendment, Carl Christian Hoechner shall be an “Individual Guarantor” (as such term is defined in the initial paragraph of the Loan Agreement, and the term “Individual Guarantors” (as defined in the initial paragraph of the Loan Agreement) shall mean and refer to William Koppelmann, Mark Kutner, and Carl Christian Hoechner, collectively. By his execution of this Amendment, Carl Christian Hoechner agrees to join in and be bound by all of the terms, agreements, covenants, and conditions of the Loan Agreement and the other Loan Documents that are applicable to an Individual Guarantor or to the Individual Guarantors collectively, to the same extent as if Carl Christian Hoechner had initially executed the Loan Agreement as an Individual Guarantor.

4.The definition of the term “Committed Amount”, as given in the Recitals of Fact to the Loan Agreement, is hereby modified and amended to mean the principal sum of up to Forty-Five Million Dollars ($45,000,000.00).

5.Clause (6) of the last paragraph of the definition of the term “Acceptable Receivables” and the definitions of the terms “Guarantors” and “Note”, as given in Sections 1.1, 1.40, and 1.52 of the Loan Agreement, respectively, are hereby modified and amended to read as follows:

(6) Loan advances based on availability under subsection (B) above shall not exceed $4,500,000.00 at any time.

1.40“Guarantors” shall mean Standard Premium Finance Holdings, Inc., a Florida corporation, William Koppelmann, an individual resident of the State of Florida, Dr. Mark Kutner, an individual resident of the State of Florida, and Carl Christian Hoechner, an individual resident of the State of Florida, and any other Person who may hereafter execute a guaranty agreement guaranteeing the debt of the Borrower to the bank.

1.52“Note” means the Revolving Credit Note of the Borrower in the principal amount of Thirty-Five Million Dollars ($35,000,000.00), as amended and restated by the Amended and Restated Revolving Credit Note of the Borrower in the principal amount of Forty-Five Million Dollars ($45,000,000.00), which evidences the Loan, as such note may be modified, amended, renewed, restated, or extended from time to time; and any other note or notes executed at any time to evidence the Loan in whole or in part.

6.Sections 2.1, clause (a) of Section 2.3, and Section 6.9 of the Loan Agreement are hereby modified and amended to read as follows:

2.1The Commitment. Subject to the terms and conditions herein set out, the Bank agrees and commits, from time to time, from the Closing Date until the Termination Date, to make loan advances to the Borrower, all in an aggregate principal amount not to exceed, at any one time outstanding, the lesser of (a)  Forty-Five Million Dollars ($45,000,000.00); or (b) the Borrowing Base as defined in Article One.

(a)All advances with respect to the Loan shall be evidenced by the Amended and Restated Revolving Credit Note of the Borrower, payable to the order of the Bank in the principal amount of Forty-Five Million Dollars ($45,000,000.00), in form substantially the same as the copy of the Note attached hereto as Exhibit "C." The entire unpaid principal amount of the Loan shall be due and payable on the Termination Date. The unpaid principal balances of the Loan shall bear interest from the Closing Date on disbursed and unpaid principal balances as provided in the Note. Said interest shall be payable monthly on the first (1st) day of each month after the Closing Date, with the final installment of interest being due and payable on the Termination Date, or on such earlier date as the Loan becomes due and payable.

6.9Maximum Total Balance Sheet Leverage Ratio. Maintain at all times beginning on the Closing Date consolidated with Entity Guarantor, a ratio of Total Liabilities to Tangible Net Worth of not more than 3.5 to 1.0, to be tested as of the end of each fiscal quarter of the Borrower.

7.Exhibit “C” to the Loan Agreement is modified and amended to read as set forth on Exhibit “C” to this Amendment.

8.The effectiveness of this Amendment is expressly conditioned upon the following: (a) the Borrower’s payment of an amendment fee in the amount of Eleven Thousand Six Hundred Two and 74/100 Dollars ($11,602.74) to Bank; (b) the full execution and delivery of this Amendment and such other Loan Document amendments as Bank may reasonably require; (c) Bank’s receipt of such certificates of good standing and lien searches as Bank may require, with results satisfactory to Bank; and (d) Bank’s receipt of such resolutions or consents as Bank may require, evidencing Borrower and Entity Guarantor’s authority to execute and deliver this Amendment. Borrower shall pay all of Bank’s reasonable attorney fees and expenses incurred in connection with the drafting, negotiation, execution, and delivery of this Amendment.

9.All terms and provisions of the Loan Agreement or any other Loan Document which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, are hereby ratified, approved and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

10.All references in all Loan Documents to the Loan Agreement shall, except as the context may otherwise require, be deemed to constitute references to the Loan Agreement as amended hereby. All Collateral which has previously secured the Loan and the other Obligations shall continue to secure the Loan and all other Obligations as amended hereby.

Signature pages follow.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be executed by their duly authorized officers, and the Guarantors have executed this Amendment, all as of the day and year first above written.

BORROWER:

STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, a Florida corporation

By:	/s/ William Koppelmann
Name:	William Koppelmann
Title:	President and CEO

BANK:

FIRST HORIZON BANK, a Tennessee banking corporation

By:	/s/ Henry Sosa
Name:	Henry Sosa
Title:	Senior Vice President

The undersigned Guarantors, by their signatures hereto, acknowledge and agree to the foregoing Amendment and ratify their respective Guaranty Agreements in favor of Bank as of the date hereof.

GUARANTORS:
STANDARD PREMIUM FINANCE HOLDINGS, INC., a Florida corporation

By:	/s/ William Koppelmann
Name:	William Koppelmann
Title:	President and CEO

/s/ William Koppelmann
WILLIAM KOPPELMANN

/s/ Mark Kutner
MARK KUTNER

/s/ Carl Christian Hoechner
CARL CHRISTIAN HOECHNER

EXHIBIT C
TO FIRST AMENDMENT TO LOAN AGREEMENT

EXHIBIT “C”
TO
LOAN AGREEMENT

(Form of Promissory Note)

See Form of Promissory Note attached hereto.